AMENDMENT NO. 3 TO THE LETTER OF CREDIT,
REIMBURSEMENT AND GUARANTY AGREEMENT


	THIS AMENDMENT NO. 3 TO THE LETTER OF CREDIT, REIMBURSEMENT AND GUARANTY AGREEMENT, dated as of October 18, 1999, by and among WATTS REGULATOR CO., a Massachusetts corporation (the "Borrower"), WATTS INDUSTRIES, INC., a Delaware corporation (the "Guarantor") and FIRST UNION NATIONAL BANK (successor by merger to First Union National Bank of North Carolina), a national banking association organized and existing under the laws of the United States with its principal offices located in Charlotte, North Carolina (the "Bank");

W I T N E S S E T H:

	WHEREAS, the Borrower, the Guarantor and the Bank have previously entered into the Letter of Credit, Reimbursement and Guaranty Agreement, dated as of September 1, 1994, as amended by Amendment No. 1 to the Letter of Credit, Reimbursement and Guaranty Agreement, dated as of August 1, 1996 and Amendment No. 2 to the Letter of Credit, Reimbursement and Guaranty Agreement, dated as of October 1, 1996 (collectively, the "Agreement"), pursuant to which the Bank has issued its irrevocable letter of credit, dated September 29, 1994; and

	WHEREAS, the Borrower, the Guarantor and the Bank now desire to amend certain provisions of the Agreement;

	NOW, THEREFORE, in consideration of the premises, mutual covenants hereinafter contained and other good and valuable consideration, the Borrower, the Guarantor and the Bank do hereby amend the Agreement as follows:

	Section 1.	Article I of the Agreement Amended.  Article
I of the Agreement is hereby amended as follows:

	(a)	The definitions of Consolidated Total Liabilities,
Consolidated Tangible Net Worth, Consolidated Net Worth,
Consolidated Net Income, GAAP, Net Worth, Current Assets,
Current Liabilities, Capital Assets, Consolidated Worth,
Indebtedness, and Restructuring Charges are hereby deleted, and the remaining definitions are hereby renumbered in order from 1.1 to 1.50.

	(b)	The following definitions are hereby inserted at the
end of Article I.

		1.51	"Balance Sheet Date" means June 30, 1997.

		1.52	"Consolidated Net Worth" means Consolidated Total
Assets minus Consolidated Total Liabilities, minus any adjustments to shareholder equity arising solely as a result of currency translation adjustments and minus, to the extent otherwise includable in the computation of Consolidated Net
Worth, any subscriptions receivable for the purchase of capital stock.

		1.53	"Consolidated Total Assets" means all assets of
the Guarantor, the Borrower and their Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

		1.54	"Consolidated Total Liabilities" means all
liabilities of the Guarantor, the Borrower and their subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

		1.55	"generally accepted accounting principles" means
(i) when used is 7.5 and 7.6, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial
Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (B) to the extent consistent with such principles, the accounting practice of the Guarantor reflected in its financial statements for the year ended on the Balance Sheet
Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial
Accounting Standards Board and its predecessors, as in effect from time to time and (B) consistently applied with past financial statements of the Parent adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

		1.56	"Indebtedness" means with respect to the Borrower,
the Guarantor or any of their Subsidiaries and whether recourse is secured by or is otherwise available against all or only a portion of the assets of the Borrower, the Guarantor or any of their Subsidiaries and whether or not contingent, but without duplication:

(i)	every obligation of the Borrower, the
Guarantor or any of their Subsidiaries for money borrowed,

(ii)	every obligation of the Borrower, the
Guarantor or any of their Subsidiaries evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

(iii)	every reimbursement obligation of the
Borrower, the Guarantor or any of their Subsidiaries with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Borrower, the Parent or any of their Subsidiaries,

(iv)	every obligation of the Borrower, the
Guarantor or any of their Subsidiaries issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

(v)	every obligation of the Borrower, the
Guarantor or any of their Subsidiaries under any Capitalized Lease,

(vi)	every obligation of the Borrower, the
Guarantor or any of their Subsidiaries under any Synthetic Lease,

(vii)	all sales by the Borrower, the Guarantor or
any of their Subsidiaries of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables
(collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of the Borrower, the Guarantor or any of their Subsidiaries relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of the Borrower, the Guarantor or any of their Subsidiaries to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

(viii)	every obligation of the Borrower, the
Guarantor or any of their Subsidiaries (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by the Borrower, the Guarantor or any of their Subsidiaries, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights,

(ix)	every obligation of the Borrower, the
Guarantor or any of their Subsidiaries under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices,

(x)	every obligation in respect of Indebtedness
of any other entity (including any partnership in which the Borrower, the Guarantor or any of their Subsidiaries is a general partner) to the extent that the Borrower, the Guarantor or any of their Subsidiaries is liable therefor as a result of the ownership interest of Borrower, the Guarantor or any of their Subsidiaries in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that the Borrower, the Guarantor or any of their Subsidiaries is not liable therefor and such terms are enforceable under applicable law,

(xi)	every obligation, contingent or otherwise, of
the Borrower, the Guarantor or any of their Subsidiaries guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (i) through (x) (the "primary obligation") of the Borrower, the Guarantor or any of their Subsidiaries (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of the Borrower, the Guarantor or any of their Subsidiaries (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

	The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (a) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (b) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized
Lease payable over the term thereof that is not subject to termination by the lessee, (c) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (d) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount and
(e) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

		1.57 "Synthetic Lease" means any lease treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes.

	Section 2..	Article VII of the Agreement Amended.
Article VII of the Agreement is hereby amended by deleting
Sections 7.5 through 7.8 in their entirety and inserting in lieu thereof, the following:

7.5.	Fixed Charge Coverage Ratio.  Neither the Guarantor nor
the Borrower will permit the Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the
Guarantor to be less than 3.00:1.00; provided, however,
until four (4) full fiscal quarters of the Guarantor and the Borrower have elapsed after September 30, 1999, the applicable calculations for determination of the Fixed
Charge Coverage Ratio for the shorter periods of one, two
and three full fiscal quarters following September 30, 1999, shall be annualized by multiplying the relevant amounts by:
(i) for the period of one full fiscal quarter following September 30, 1999, the number 4, (ii) for the period of tow full fiscal quarters following September 30, 1999, the number 2, and (iii) for the period of three full fiscal quarters following September 30, 1999, the number 1.33.

7.6.	Leverage Ratio.  Neither the Guarantor nor the Borrower
will permit the ratio of (i) Total Funded Debt to (ii) the sum of (A) Total Funded Debt plus (B) Consolidated Net Worth on any date (a "Test Date") occurring during any period described in the table set forth below to exceed the ratio set forth opposite the period in the table below in which such Test Date occurs:

	Period
Ratio
Closing Date - June 30, 1998
0.42:1.00
July 1, 1998 - September 30, 1999
0.40:1.00
October 1, 1999 - March 30, 2001
0.46:1.00
March 31, 2001 - June 29, 2001
0.45:1.00
June 30, 2001 - September 29, 2001
0.44:1.00
September 30, 2001 and thereafter
0.43:1.00

Section 3.	Article IX of the Agreement Amended.
	Article IX of the Agreement is hereby amended by deleting Subsection 9.1(b) and substituting the following in lieu thereof:

(b)	The occurrence of an "Event of Default" under any
of the Security Instruments or any of the Bond
Documents or the Amended and Restated Revolving Credit
Agreement dated as of March 27, 1998, among Watts
Investment Company, the Guarantor and the Financial
Institutions named therein as amended by the First
Amendment to Amended and Restated Revolving Credit
Agreement dated as of October 18, 1999.

	Section 4.	Representations and Warranties.  The Borrower
and the Guarantor each represent and warrant to the Bank as follows:

(a)	Representations and Warranties in Agreement.  The
representations and warranties of the Borrower and the Guarantor contained in the Agreement (i) were true and correct when made, and (ii) after giving effect to this Amendment No. 3, continue to be true and correct on the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Agreement, as amended hereby, and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) except as set forth in Schedule 1 attached hereto.

(b)	Authority.  The execution and delivery by each Borrower
and the Guarantor of this Amendment No. 3 and the performance by each of the Borrower and the Guarantor of all of its respective agreements and obligations under this Amendment No. 3 are within its corporate authority, have been duly authorized by all necessary corporate action and do not and will not: (i) contravene any provision of its charter documents or any amendment thereof; (ii) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of its property under any agreement, deed of trust, indenture, mortgage or other instruments to which it is a party or by which any of its properties are bound including, without limitation, any of the Other Agreements; (iii) violate or contravene any provision of any law, statute, rule or regulation to which the Borrower or the Guarantor is subject or any decree, order or judgment of any court of governmental or regulatory authority, bureau, agency or official applicable to the Borrower or the Guarantor; (iv) require any waivers, consents or approvals by any of its creditors which have not been obtained; or (v) require any approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency under any provision of any law, except (A) those actions which have been taken or will be taken prior to the date of execution of this Amendment
No. 3 and (B) filings with the Securities and Exchange Commission to be made on or prior to September 30, 1999.

(c)	Enforceability of Obligations.  This Amendment No. 3
and the Agreement, as amended hereby, constitute the legal,
valid and binding obligations of the Borrower and the
Guarantor enforceable against the Borrower and the Guarantor in accordance with their respective terms, provided that:
(i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors; and (ii) the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought.
	Section 5.	Counterparts.  This Amendment No. 3 to the
Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.




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	IN WITNESS WHEREOF, the Borrower, the Guarantor and the Bank
have caused this Amendment No. 3 to the Agreement to be executed in their respective names and their respective seals to be hereunto affixed and attested by their duly authorized representatives, all as of the date first above written.


THE BORROWER:
WATTS REGULATOR CO.

By:_____________________________________
_______
Title:


THE GUARANTOR:
WATTS INDUSTRIES, INC.

By:_____________________________________
_______
Title:


THE BANK:

FIRST UNION NATIONAL BANK



ATTEST:
	By:____________________________________________
Title:


__________________________
Title:


(Corporate Seal)


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CLTLIB01  553691.2

EXECUTION



CLTLIB01  553691.2